GAMING AND LEISURE PROPERTIES, INC.
GLP CAPITAL, L.P.
PERFORMANCE LTIP UNIT AWARD AGREEMENT – MSCI INDEX
FOR AWARDS ISSUED IN 2025

Name of Participant:                              (the “Participant”)
No. of LTIP Units Awarded: ______________ LTIP Units (the “Maximum Amount”)
Grant Date: January 2, 2025
RECITALS
A.    The Participant is an officer of Gaming and Leisure Properties, a Pennsylvania corporation (the “Company”) and provides services to GLP Capital, L.P., a Pennsylvania limited partnership, through which the Company conducts substantially all of its operations (the “Partnership”).
B.    Pursuant to the Company’s Second Amended and Restated 2013 Long Term Incentive Compensation Plan (as amended and supplemented from time to time, the “Plan”) and the Amended and Restated Agreement of Limited Partnership (as amended and supplemented from time to time, the “LP Agreement”) of the Partnership, the Company hereby grants the Participant an Other Award (an “Award”) pursuant to the Plan and hereby causes the Partnership to issue to the Participant, a number of Special LTIP Units set forth above equal to the Maximum Amount (the “Award LTIP Units”) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the LP Agreement. Upon the close of business on the Grant Date pursuant to this Performance LTIP Unit Award Agreement (this “Agreement”), the Participant shall receive the Award LTIP Units, subject to the restrictions and conditions set forth herein, in the Plan and in the LP Agreement.
C.    The exact number of Award LTIP Units earned under the Award shall be determined following the conclusion of the Performance Period based on the Company’s Total Shareholder Return during the Performance Period as provided herein. Any Award LTIP Units not earned upon the end of the Performance Period will be forfeited and any additional LTIP Units owed to the Participant shall be issued as soon as reasonably practical following the determination of the number of LTIP Units earned under the Award.
NOW, THEREFORE, the Company, the Partnership and the Participant agree as follows:
1.Definitions. Capitalized terms used herein without definitions shall have the meanings given to those terms in the Plan. In addition, as used herein:
“Accumulated Distributions” has the meaning set forth in Section 3(c).

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“Agreement” has the meaning set forth in the Recitals.
“Award” has the meaning set forth in the Recitals.
“Award Common Units” has the meaning set forth in Section 9(a).
“Award LTIP Units” has the meaning set forth in the Recitals, which, for the avoidance of doubt, will initially equal the Maximum Amount.
“Cause” means (a) if the Participant is a party to a Service Agreement, and “Cause” is defined therein, such definition, or (b) if the Participant is not party to a Service Agreement that defines “Cause,” Cause shall mean, (i) the Participant shall have been convicted of, or pled guilty or nolo contendere to, a felony or any misdemeanor involving allegations of fraud, embezzlement, theft or dishonesty against the Company; (ii) the Participant is found to be an Unsuitable Person as defined in the Plan; (iii) the Participant engages in wrongful disclosure of confidential information or otherwise engages in competition with the Company; (iv) the Company’s reasonable determination of the Participant’s willful misconduct in the performance of the Participant’s duties with the Company (other than any such failure resulting from incapacity due to physical disability or mental illness); or (v) the Company’s reasonable determination of the Participant’s willful engagement in illegal conduct or gross misconduct which is materially injurious to the Company or one of its affiliates.
(a)“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the Compensation Committee of the Board.
“Common Stock” means the Company’s common stock, par value $0.01 per share, either currently existing or authorized hereafter.
“Company” has the meaning set forth in the Recitals.
“Continuous Service” means the continuous service to the Employer, without interruption or termination, in any capacity of employee, or, with the written consent of the Committee, consultant. Continuous Service shall not be considered interrupted in the case of: (a) any approved leave of absence pursuant to Section 12.12 of the Plan; (b) transfers among the Employer, or any successor, in any capacity of employee, or with the written consent of the Committee, as a member of the Board or a consultant; or (c) any change in status as long as the individual remains in the service of the Employer in any capacity of employee or (if the Committee specifically agrees in writing that the Continuous Service is not uninterrupted) as a member of the Board or a consultant.
“Determination Date” has the meaning set forth in Section 3(c).
“Earned Distribution LTIP Units” has the meaning set forth in Section 3(c).
“Earned LTIP Units” has the meaning set forth in Section 3(c).

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“Earned Performance LTIP Units” has the meaning set forth in Section 3(c).
“Effective Date” means January 1, 2025.
“Employer” means either the Company, the Partnership or any of their Subsidiaries that employ the Participant.
“End Date” means December 31, 2027.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, as of any given date, the fair market value of a security determined by the Committee using any reasonable method and in good faith (such determination will be made in a manner that satisfies Section 409A of the Code and in good-faith as required by Section 422(c)(1) of the Code); provided that if such security is admitted to trading on a national securities exchange, the fair market value of such security on any date shall be the closing sale price on the last preceding date on which there was a sale of such security on such exchange reported for such security or, if applicable, any other national exchange on which the security is traded or admitted to trading, unless such security has not been traded for 10 trading days.
“Family Member” has the meaning set forth in Section 9(b).
“Final Release Date” has the meaning set forth in Section 4(c).
“Grant Date” means the date specified as such prior to the Recitals.
“Initial Share Price” means, for the Company and each Peer Group company, the closing stock price of one share of common equity on the last trading day preceding the start of the Performance Period.
“LP Agreement” has the meaning set forth in the Recitals.
“LTIP Units” has the meaning set forth in the LP Agreement.
“Maximum Amount” means the number of LTIP Units set forth in the Recitals, which, for the avoidance of doubt, is the number of Award LTIP Units that the Participant will earn if maximum performance is achieved.
“Partial Service Factor” means a factor carried out to the sixth decimal to be used in calculating the number of LTIP Units earned pursuant to Section 3(c) hereof in the event of a Qualified Pro-Rated Termination of the Participant’s Continuous Service prior to the Valuation Date, determined by dividing (a) the number of calendar days that have elapsed since the Effective Date to and including the date of the Participant’s Qualified Pro-Rated Termination by (b) the number of calendar days from the Effective Date to and including the End Date.
“Participant” has the meaning set forth prior to the Recitals.

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“Partnership” has the meaning set forth in the Recitals.
“Peer Group” means the companies included in the MSCI US REIT Index as of the beginning of the Performance Period; provided that if a constituent company in the Peer Group ceases to be actively traded, due, for example, to merger or bankruptcy, or the Committee otherwise reasonably determines that is no longer suitable for the purposes of this Award Agreement, then such company shall not be included in the Peer Group.

“Performance Period” means the period beginning on the Effective Date and ending on the Valuation Date.
“Plan” has the meaning set forth in the Recitals.
“Qualified Pro-Rated Termination” has the meaning set forth in Section 4(b).
“Qualified Termination” has the meaning set forth in Section 4(c).
“Relevant Information” has the meaning set forth in Section 26.
“Securities Act” means the Securities Act of 1933, as amended.
“Separation Agreement and Release” has the meaning set forth in Section 4(c).
“Service Agreement” means, as of a particular date, any employment, consulting or similar service agreement then in effect between the Participant, on the one hand, and the Employer, on the other hand, as amended or supplemented through such date.
“Special LTIP Units” has the meaning set forth in the LP Agreement.
“Total Shareholder Return” means, for the Company and each Peer Group company, the Final Share Price minus the Initial Share Price, plus any dividends (ordinary and special) paid during the applicable Performance Period. As set forth in, and pursuant to, Section 7 of this Agreement, appropriate adjustments to the Total Shareholder Return shall be made to take into account all stock dividends, stock splits, reverse stock splits and the other events set forth in Section 7 that occur during the Performance Period.
“Transfer” has the meaning set forth in Section 9(a).
“Valuation Date” means the earlier of (a) the End Date or (b) the date upon which a Change in Control shall occur.
2.Effectiveness of Award. The Participant shall be admitted as a partner of the Partnership with beneficial ownership of the Award LTIP Units as of the Grant Date by (i) signing and delivering to the Partnership a copy of this Agreement and (ii) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the LP Agreement (attached hereto as Exhibit A). Upon execution of this Agreement by the Participant, the Partnership and the Company, the books and records of the Partnership shall reflect the issuance to the Participant of the Award LTIP Units. Thereupon, the Participant shall have all

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the rights of a Limited Partner of the Partnership with respect to a number of Special LTIP Units equal to the Award LTIP Units, as set forth in the LP Agreement, subject, however, to the restrictions and conditions specified in this Agreement.
3.Vesting and Earning of Award LTIP Units.
(a)This Award is subject to performance-based vesting during the Performance Period, subject to acceleration in certain circumstances set forth in this Agreement. The Award LTIP Units will be subject to forfeiture based on the Company’s Total Shareholder Return during the Performance Period as set forth in this Section 3.
(b)The number of Award LTIP Units initially earned, expressed as a percentage of the Maximum Amount, will be based on the percentile rank of the Company’s Total Shareholder Return during the Performance Period compared to the Total Shareholder Return of the Peer Group during the Performance Period as set forth in the table below, with linear interpolation for performance between levels.

Performance Level	Peer Group Percentile Rank	Percentage of Maximum Amount Earned
Threshold	Below 25th Percentile	0%
Target	50th Percentile	50%
Maximum	75th Percentile or Above	100%
(c)
(d)In the event that the Company’s Total Shareholder Return during the Performance Period is negative, the percentage of the Maximum Amount that may be earned shall not exceed 50%, or “Target” performance.
(e)
(f)As soon as practicable following the Valuation Date, the Committee shall determine (with the date such determination is made being referred to herein as the “Determination Date”):
(i)the number of LTIP Units earned by the Participant under Section 3(b) above (the “Earned Performance LTIP Units”); and
(ii)the amount of the excess, if any, of (A) the cash distributions (other than those resulting in an adjustment to this Award or the Award LTIP Units pursuant to Section 7 hereof or otherwise) with a record date on or after the first day of the Performance Period and prior to the Determination Date that would have been received by the Participant with respect to the Earned Performance LTIP Units if such LTIP Units had been outstanding on each of such record dates and the Special LTIP Unit Full Distribution Participation Date (as defined in the LP Agreement) had been the first day of the Performance Period above (B) the cash distributions actually received or to be received by the Participant with respect to the Earned Performance LTIP Units pursuant to distributions with a record date on or after the first day of the Performance Period and prior to the Determination Date (such excess amount being referred to as the “Accumulated Distributions”).
The Company and the Partnership will have the discretion, as of the Determination Date, to either (i) pay (or cause the Employer to pay) to the Participant the amount of the Accumulated Distributions in cash, which payment shall be made promptly after the Determination Date, but in no event later than 74 days after the Valuation Date (or the date deemed to be the Valuation

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Date), or (ii) cause the Participant to earn an additional number of Award LTIP Units equal to (A) the Accumulated Distributions divided by (B) the Fair Market Value of the Common Stock on the Valuation Date (the “Earned Distribution LTIP Units”). The aggregate number of Award LTIP Units earned by the Participant (the “Earned LTIP Units”) shall equal the sum of (i) the Earned Performance LTIP Units plus (ii) to the extent the Accumulated Distributions are not paid in cash in accordance with the foregoing, the Earned Distribution LTIP Units. If the number of Earned LTIP Units is smaller than the number of Award LTIP Units held by the Participant pursuant to this Award, then the Participant, as of the Determination Date, shall forfeit a number of Award LTIP Units equal to the difference without payment of any consideration by the Partnership; thereafter the term Award LTIP Units will refer only to the Award LTIP Units that were not so forfeited and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in the Award LTIP Units that were so forfeited. If the number of Earned LTIP Units is greater than the number of Award LTIP Units held by the Participant pursuant to this Award, then, upon the performance of the calculations set forth in this Section 3(c): (A) the Company shall cause the Partnership to issue to the Participant, as of the Determination Date, a number of additional LTIP Units equal to the difference; (B) such additional LTIP Units shall be added to the Award LTIP Units previously issued, if any, and thereby become part of this Award; (C) the Company and the Partnership shall take such corporate and partnership action as is necessary to accomplish the grant of such additional LTIP Units; and (D) thereafter the term Award LTIP Units will refer collectively to the Award LTIP Units, if any, issued prior to such additional grant plus such additional LTIP Units; provided that such issuance will be subject to the Participant confirming the truth and accuracy of the representations set forth in Section 16 hereof and executing and delivering such documents, comparable to the documents executed and delivered in connection with this Agreement, as the Company and/or the Partnership reasonably request in order to comply with all applicable legal requirements, including, without limitation, federal and state securities laws. If the number of Earned LTIP Units is the same as the number of Award LTIP Units held by the Participant pursuant to this Award, then there will be no change to the number of Award LTIP Units under this Award pursuant to this Section 3.
(g)Subject to Sections 4 and 5 hereof, the Earned LTIP Units shall become vested in full on the Valuation Date, provided that the Continuous Service of the Participant continues through and on the vesting date.
(h)Any Award LTIP Units that do not become vested pursuant to Section 3(d) or Sections 4 or 5 hereof shall, without payment of any consideration by the Partnership, automatically and without notice be forfeited, and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Award LTIP Units.
4.Termination of Participant’s Continuous Service.
(a)In the event of a termination of the Participant’s Continuous Service (A) upon the Participant’s death or (B) due to the Participant’s Disability (each, a “Qualified Termination”) prior to the Valuation Date, the following provisions of this Section 4(a) shall apply and modify the determination and vesting of the Earned LTIP Units for the Participant:

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(i)the calculations provided in Section 3(c) hereof shall be performed following the Valuation Date as if the Qualified Termination had not occurred; and
(ii)all of the Earned Performance LTIP Units shall vest on the Valuation Date.
(b)Subject to Section 4(c) below, in the event of a termination of the Participant’s Continuous Service (A) by the Employer without Cause, (B) by the Participant for Good Reason or (C) by the Participant in connection with Participant’s retirement (each, a “Qualified Pro-Rated Termination”) prior to the Valuation Date, the following provisions of this Section 4(b) shall apply and modify the determination and vesting of the Earned LTIP Units for the Participant:
(i)the calculations provided in Section 3(c) hereof shall be performed following the Valuation Date as if the Qualified Pro-Rated Termination had not occurred;
(ii)the Earned Performance LTIP Units calculated pursuant to Section 3(c) shall be multiplied by the Partial Service Factor (with the resulting number being rounded to the nearest whole LTIP Unit or, in the case of 0.5 of a unit, up to the next whole unit), and such adjusted number of LTIP Units shall be deemed the Earned Performance LTIP Units for all purposes under this Agreement;
(iii)all of the Earned Performance LTIP Units as adjusted pursuant to Section 4(b)(ii) above shall vest on the Valuation Date; and
(iv)upon such Qualified Pro-Rated Termination and until the Determination Date, the Participant will retain a number of Award LTIP Units equal the product of (A) the number of Award LTIP Units originally granted pursuant to this Award multiplied by (B) the Partial Service Factor (with the resulting number being rounded to the nearest whole LTIP Unit or, in the case of 0.5 of a unit, up to the next whole unit). Any Award LTIP Units originally granted pursuant to this Award in excess of such number shall, without payment of any consideration by the Partnership, automatically and without notice, be forfeited upon the date of such Qualified Pro-Rated Termination, and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such Award LTIP Units.
(c)The provisions set forth in Sections 4(b) above relating to the termination of the Participant’s Continuous Service will only be effective (and such termination will only be deemed to be a Qualified Pro-Rated Termination) if the Participant signs a separation agreement containing, among other provisions, a release of claims and non-disparagement, confidentiality and return of property, in a form and manner satisfactory to the Company and the Partnership (the “Separation Agreement and Release”), and the Separation Agreement and Release becomes irrevocable, within 30 days (or such later date as may be designated by the Company and communicated to the Participant in writing) after the date of such termination (the “Final Release Date”); provided that, for the avoidance of doubt, such requirement will not apply in the event the Participant’s Continuous Service is terminated upon the Participant’s death or due to the Participant’s Disability. To the extent the foregoing requirement is applicable, (i) any accelerated vesting provided for pursuant to Sections 4(b) will be delayed until the effectiveness and irrevocability of the Separation Agreement and Release with respect to the Participant or such later time as is specified in Section 4(b) and (ii) if such requirement is not satisfied, any Award LTIP Units that were not vested upon the termination of the Participant’s Continuous Service will be forfeited on the Final Release Date.
(d)In the event of a termination of the Participant’s Continuous Service other than a Qualified Termination or a Qualified Pro-Rated Termination, all Award LTIP Units except for

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those that, as of the date of such termination, both (i) have ceased to be subject to forfeiture pursuant to Section 3(c) hereof and (ii) are vested pursuant to Section 3(d) or 5 hereof shall, without payment of any consideration by the Partnership, automatically and without notice, be forfeited, and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such Award LTIP Units.
5.Change in Control. If the Valuation Date occurs upon the date of a Change in Control, (i) the provisions of Section 3 (as modified by the provisions of Section 4(b), if applicable) shall apply to determine the number of Earned LTIP Units and (ii) all Earned LTIP Units will vest on the Valuation Date; provided that the percentage of the Maximum Amount earned shall not be less than 50%.
6.Distributions.
(a)The holder of the Award LTIP Units shall be entitled to receive distributions with respect to such Award LTIP Units to the extent provided for in the LP Agreement, as modified hereby.
(b)The Special LTIP Unit Full Distribution Participation Date (as defined in the LP Agreement) for the Award LTIP Units shall be the Determination Date; provided that prior to such date Award LTIP Units shall be entitled to the Special LTIP Unit Sharing Percentage (as defined in the LP Agreement) (i.e., 10 percent) of regular periodic distributions. For the avoidance of doubt, with respect to all distributions with a record date on or after the Determination Date, the holder of the Award LTIP Units shall be entitled to receive per unit distributions with respect to all Award LTIP Units, whether vested or unvested, that remain outstanding as of the record date for such distributions equal to the per unit distributions payable with respect to Common Units.
(c)All distributions paid with respect to Award LTIP Units, both before and after the Valuation Date, shall be fully vested and non-forfeitable when paid, whether or not the underlying LTIP Units have been earned based on performance or have become vested as provided in Section 3, Section 4 or Section 5 hereof.
7.Changes in Capitalization. Without duplication with the provisions of the Plan, if (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or capital stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than ordinary cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of this Agreement, then and in that event, the Committee shall take such action as shall be necessary to maintain the Participant’s rights hereunder so that they are substantially proportionate to the rights existing under this Agreement prior to such event, including, but not limited to, adjustments in the number of Award LTIP Units then subject to this Agreement and substitution of other awards under the Plan or otherwise.
8.Incorporation of Plan; Interpretation by Committee. This Agreement is subject to the terms, conditions, limitations and definitions contained in the Plan, to the extent not inconsistent with the terms of this Agreement. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of this Agreement shall control. The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement, which are consistent with the terms of this Agreement, as it deems appropriate.

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9.Restrictions on Transfer.
(a)Except as otherwise permitted by the Committee, none of the Award LTIP Units granted hereunder nor any of the common units of the Partnership into which such Award LTIP Units may be converted (the “Award Common Units”) shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of, or encumbered, whether voluntarily or by operation of law (each such action a “Transfer”) and the Exchange Right (as defined in the LP Agreement) may not be exercised with respect to the Award Common Units, provided that, for Award LTIP Units (and any Award Common Units into which such Award LTIP Units may be converted), at any time after the date that (i) such Award LTIP Units have become Earned LTIP Units and vested and (ii) is two years after the Grant Date, (A) such Award LTIP Units or Award Common Units may be Transferred to a charity or to the Participant’s Family Members (as defined below) by gift or domestic relations order, provided that the transferee agrees in writing with the Company and the Partnership to be bound by all the terms and conditions of this Agreement and that subsequent Transfers shall be prohibited except those in accordance with this Section 9 and (B) the Exchange Right may be exercised with respect to such Award Common Units, and such Award Common Units may be Transferred to the Partnership or the Company in connection with the exercise of the Exchange Right, in accordance with and to the extent otherwise permitted by the terms of the LP Agreement. Additionally, all Transfers of Award LTIP Units or Award Common Units must be in compliance with all applicable securities laws (including, without limitation, the Securities Act) and the applicable terms and conditions of the LP Agreement. In connection with any Transfer of Award LTIP Units or Award Common Units, the Partnership may require the Participant to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act). Any attempted Transfer of Award LTIP Units or Award Common Units not in accordance with the terms and conditions of this Section 9 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any Award LTIP Units or Award Common Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any Award LTIP Units or Award Common Units. Except as otherwise provided herein, this Agreement is personal to the Participant, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
(b)For purposes of this Agreement, “Family Member” of a Participant, means the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant of the Participant), a trust in which these persons (or the Participant) own more than 50 percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50 percent of the voting interests.
10.Legend. The records of the Partnership and any other documentation evidencing the Award LTIP Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein, in the Plan and in the LP Agreement.
11.Tax Matters; Section 83(b) Election. The Participant hereby agrees to make an election to include in gross income in the year of transfer the fair market value of the Award LTIP Units hereunder pursuant to Section 83(b) of the Internal Revenue Code substantially in the form attached hereto as Exhibit B and to supply the necessary information in accordance with the regulations promulgated thereunder.

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12.Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Participant for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to the Award LTIP Units granted hereunder, the Participant will pay to the Company or, if appropriate, any of its Subsidiaries, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The Company may cause the required minimum tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Participant in respect of the Participant’s exercise of the Exchange Right a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.
13.Clawback. The Participant’s rights under this Agreement shall be subject to any clawback, recoupment or forfeiture provisions (i) required by law or regulation and applicable to the Company or any of its subsidiaries or affiliates in effect from time to time or (ii) set forth in any policies adopted or maintained by the Company or any of its subsidiaries or affiliates as in effect from time to time, including, without limitation, the Company’s Policy Regarding the Mandatory Recovery of Compensation, effective as of October 26, 2023.
14.Amendment; Modification. This Agreement may only be modified or amended in a writing signed by the parties hereto, provided that the Participant acknowledges that the Plan may be amended or discontinued in accordance with Article 14 thereof and that this Agreement may be amended or canceled by the Committee, on behalf of the Company and the Partnership, in each case for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall adversely affect the Participant’s rights under this Agreement without the Participant’s written consent. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Agreement. The failure of the Participant or the Company or the Partnership to insist upon strict compliance with any provision of this Agreement, or to assert any right the Participant or the Company or the Partnership, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.
15.Complete Agreement. Other than as specifically stated herein or as otherwise set forth in any employment, change in control or other agreement or arrangement to which the Participant is a party which specifically refers to the Award LTIP Units or to the treatment of compensatory equity held by the Participant generally, this Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.
16.Investment Representation; Registration. The Participant hereby makes the covenants, representations and warranties set forth on Exhibit C attached hereto as of the Grant Date. All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Participant. The Participant shall promptly notify the Partnership upon discovering that any of the representations or warranties set forth on Exhibit C was false when made or have, as a result of changes in circumstances, become false. The Partnership will have no obligation to register under the Securities Act any of the Award LTIP

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Units or upon conversion or exchange of the Award LTIP Units into other limited partnership interests of the Partnership.
17.No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Participant in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Participant at any time.
18.No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.
19.Status of Award LTIP Units under the Plan. The Award LTIP Units are both issued as equity securities of the Partnership and granted as an “Other Award” under the Plan. The Company will have the right at its option, as set forth in the LP Agreement, to issue Common Stock in exchange for partnership units into which Award LTIP Units may have been converted pursuant to the LP Agreement, subject to certain limitations set forth in the LP Agreement, and such Common Stock, if issued, will be issued under the Plan. The Participant acknowledges that the Participant will have no right to approve or disapprove such election by the Company.
20.Severability. If any term or provision of this Agreement is, becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Award LTIP Units hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).
21.Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to any principles of conflicts of law which could cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.
22.Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.
23.Notices. Notices hereunder shall be mailed or delivered to the Employer at its principal place of business at 845 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610 and shall be mailed or delivered to the Participant at the address on file with the Employer or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
24.Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.
25.Successors and Assigns. The rights and obligations created hereunder shall be binding on the Participant and his or her heirs and legal representatives and on the successors and assigns of the Partnership.

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26.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company and its agents may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Participant (i) authorizes the Company to collect, process, register and transfer to its agents all Relevant Information; and (ii) authorizes the Company and its agents to store and transmit such information in electronic form. The Participant shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law and to the extent necessary to administer the Plan and this Agreement, and the Company and its agents will keep the Relevant Information confidential except as specifically authorized under this paragraph.
27.Electronic Delivery of Documents. By accepting this Agreement, the Participant (i) consents to the electronic delivery of this Agreement, all information with respect to the Plan and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing; (iii) further acknowledges that he or she may revoke his or her consent to electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledges that he or she is not required to consent to electronic delivery of documents.
28.[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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29.
GAMING AND LEISURE PROPERTIES, INC.
By:
    [NAME]
[TITLE]
GLP CAPITAL, L.P.
By:    GAMING AND LEISURE PROPERTIES, INC., its General Partner
By:
    [NAME]
[TITLE]
PARTICIPANT

Name:
Address:

[Signature Page to 2025 Performance-Based LTIP Unit Award (MSCI)]

EXHIBIT A
FORM OF LIMITED PARTNER SIGNATURE PAGE
The Participant, desiring to become one of the within named Limited Partners of GLP Capital, L.P., hereby becomes a party to the Amended and Restated Agreement of Limited Partnership of GLP Capital, L.P., as amended through the date hereof (the “Partnership Agreement”). The Participant agrees that this signature page may be attached to any counterpart of the Partnership Agreement.
Signature Line for Limited Partner:
By:
    Name:
    Date:
Address of Limited Partner:

EXHIBIT B
ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF
TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B)
OF THE INTERNAL REVENUE CODE1
The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the fair market value of the property described below:
1.    The name, address and taxpayer identification number of the undersigned and the taxable year for which this election is being made are:
Name:         (the “Taxpayer”)
Address: ________________________________________________________

Taxpayer’s Social Security No.: ______________________
Taxable Year: Calendar Year 2025
2.    Description of property with respect to which the election is being made:
The election is being made with respect to ________ LTIP Units in GLP Capital, L.P. (the “Partnership”).
3.    The date on which the LTIP Units were transferred is January 2, 2025.
4.    Nature of restrictions to which the LTIP Units are subject:
(a)    With limited exceptions, until the LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the LTIP Units.
(b)    The Taxpayer’s LTIP Units vest in accordance with the vesting provision described in the Schedule attached hereto. Unvested LTIP Units are forfeited in accordance with the vesting provisions described in the Schedule attached here to.
5.    The fair market value at time of transfer (determined without regard to any restrictions other than nonlapse restrictions as defined in §1.83-3(h) of the Income
    1 The 83(b) Election must be filed no later than 30 days after the date on which the property is transferred with the IRS office with which the taxpayer files his or her tax return. In other contexts, the IRS has indicated that this should be the address listed for the taxpayer’s state under “Are you not including a check or money order . . .” given in Where Do You File in the Instructions for Form 1040 and the Instructions for Form 1040A (this information can also be found by clicking on your state at http://www.irs.gov/file/content/0,,id=105690,00.html)

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Tax Regulations) of the LTIP Units with respect to which this election is being made is $0 per LTIP Unit.
6.    The amount paid by the Taxpayer for the LTIP Units was $0 per LTIP Unit.
7.    The amount to include in gross income is $0.
8.    The undersigned taxpayer will file this election with the Internal Revenue Service Center at which taxpayer files his or her annual tax return not later than 30 days after the date of transfer of the property. A copy of this election will be furnished to the Partnership and to its general partner, Gaming and Leisure Properties, Inc. The undersigned is the person performing services in connection with which the LTIP Units were transferred.
Dated: ___________________

Name:

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SCHEDULE TO 83(b) ELECTION
Vesting Provisions of LTIP Units
The LTIP Units are subject to performance-based vesting for the period from January 1, 2025 through December 31, 2027 (or earlier in certain circumstances) (the “Measurement Period”). The LTIP Units may vest based on the percentile rank performance with respect to per-share total return to holders of common stock (“Total Return”) of Gaming and Leisure Properties, a Pennsylvania corporation (the “Company”) relative to the Total Return of a group of peer companies, as measured at the end of the Measurement Period as set forth below, subject to linear interpolation for performance between levels:

Performance Level	Peer Group Percentile Rank	Percentage of Maximum Amount Earned
Threshold	Below 25th Percentile	0%
Target	50th Percentile	50%
Maximum	75th Percentile or Above	100%
The above vesting is conditioned upon the Taxpayer’s continuous service with the Company through the applicable vesting date, subject to acceleration under specified circumstances. Unvested LTIP Units are subject to forfeiture in the event of failure to vest.

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EXHIBIT C
PARTICIPANT’S COVENANTS, REPRESENTATIONS AND WARRANTIES
The Participant hereby represents, warrants and covenants as follows:
(a)(a)    The Participant has received and had an opportunity to review the following documents (the “Background Documents”):
(i)The Company’s latest Annual Report to Stockholders;
(ii)The Company’s Proxy Statement for its most recent Annual Meeting of Stockholders;
(iii)The Company’s Report on Form 10-K most recently filed by the Company;
(iv)The Company’s Form 10-Q for the most recently ended quarter filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above, if any;
(v)Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the end of the fiscal year most recently ended for which a Form 10-K has been filed by the Company;
(vi)The Amended and Restated Agreement of Limited Partnership of GLP Capital, L.P., as amended and supplemented;
(vii)The Company’s Second Amended and Restated 2013 Long Term Incentive Compensation Plan; and
(viii)The Company’s Articles of Incorporation.
The Participant also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Participant as a holder of Award LTIP Units shall not constitute an offer of Award LTIP Units until such determination of suitability shall be made.
(b)(b)    The Participant hereby represents and warrants that
(ix)(i)    The Participant either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act, or (B) by reason of the business and financial experience of the Participant, together with the business and financial experience of those persons, if any, retained by the Participant to represent or advise him or her with respect to the grant to him or her of LTIP Units, the potential conversion of LTIP Units into common units of the Partnership (“Common Units”) and the potential redemption of such Common Units for shares of Stock (“Shares”), has such knowledge,

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sophistication and experience in financial and business matters and in making investment decisions of this type that the Participant (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his or her own interest or has engaged representatives or advisors to assist him or her in protecting his or her its interests, and (III) is capable of bearing the economic risk of such investment.
(x)(ii)    The Participant understands that (A) the Participant is responsible for consulting his or her own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Participant is or by reason of the award of LTIP Units may become subject, to his or her particular situation; (B) the Participant has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Participant provides or will provide services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Participant believes to be necessary and appropriate to make an informed decision to accept this Award of LTIP Units; and (D) an investment in the Partnership and/or the Company involves substantial risks. The Participant has been given the opportunity to make a thorough investigation of matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Participant has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Participant to verify the accuracy of information conveyed to the Participant. The Participant confirms that all documents, records, and books pertaining to his or her receipt of LTIP Units which were requested by the Participant have been made available or delivered to the Participant. The Participant has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP Units. The Participant has relied upon, and is making his or her decision solely upon, the Background Documents and other written information provided to the Participant by the Partnership or the Company. The Participant did not receive any tax, legal or financial advice from the Partnership or the Company and, to the extent it deemed necessary, has consulted with his or her own advisors in connection with his or her evaluation of the Background Documents and this Agreement and the Participant’s receipt of LTIP Units.
(xi)(iii)    The LTIP Units to be issued, the Common Units issuable upon conversion of the LTIP Units and any Shares issued in connection with the redemption of any such Common Units will be acquired for the account of the Participant for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Participant’s right (subject to the terms of the LTIP Units, the Plan and this Agreement) at all times to sell or otherwise dispose of all or any part of his
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or her or her LTIP Units, Common Units or Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his or her assets being at all times within his or her control.
(xii)(iv)    The Participant acknowledges that (A) neither the LTIP Units to be issued, nor the Common Units issuable upon conversion of the LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Participant contained herein, (C) such LTIP Units, or Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and Common Units and (E) neither the Partnership nor the Company has any obligation or intention to register such LTIP Units or the Common Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except, that, upon the redemption of the Common Units for Shares, the Company currently intends to issue such Shares under the Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Participant is eligible to receive such Shares under the Plan at the time of such issuance and (II) the Company maintains an effective Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such Shares. The Participant hereby acknowledges that because of the restrictions on transfer or assignment of such LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units which are set forth in the Partnership Agreement and this Agreement, the Participant may have to bear the economic risk of his or her ownership of the LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units for an indefinite period of time.
(xiii)(v)    The Participant has determined that the LTIP Units are a suitable investment for the Participant.
(xiv)(vi)    No representations or warranties have been made to the Participant by the Partnership or the Company, or any officer, director, shareholder, agent, or affiliate of any of them, and the Participant has received no information relating to an investment in the Partnership or the LTIP Units except the information specified in this Paragraph (b).
(c)So long as the Participant holds any LTIP Units, the Participant shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code, applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.
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(d)The Participant hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached to this Agreement as Exhibit B. The Participant agrees to file the election (or to permit the Partnership to file such election on the Participant’s behalf) within 30 days after the Award of the LTIP Units hereunder with the IRS Service Center at which such Participant files his or her personal income tax returns if no check or money order is included with the returns, and to file a copy of such election with the Participant’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Participant.
(e)The address set forth on the signature page of this Agreement is the address of the Participant’s principal residence, and the Participant has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.
(f)The representations of the Participant as set forth above are true and complete to the information and belief of the Participant, and the Partnership shall be notified promptly of any changes in the foregoing representations.
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